Exhibit 10.32

[SVB Financial Group Letterhead]

April 25, 2007

Michael Descheneaux
8020 Towers Crescent Drive
Suite 475
Vienna, VA  22182

Dear Mike,

Subject to the Board of Directors Compensation Committee approval, my colleagues and I are very pleased to confirm our verbal offer to promote you to Chief Financial Officer for SVB Financial Group.  Your effective date is April 30, 2007.

Base Compensation:

As SVB’s Chief Financial Officer, your base salary will be $22,916.66 monthly (the equivalent of $275,000 if annualized).  You will continue to participate in the SVB Financial Group’s Incentive Compensation Plan.

Benefits:

Your eligibility for the following benefits will remain the same: Insurance, Sick Leave, Vacation and Personal Days.

Your promotion does not alter the terms of your relocation and signing bonus as outlined in your original employment offer letter of November 2, 2006.

Nothing in this offer, or your acceptance of it, alters your at-will employment status with SVB Financial Group.  You have the right to terminate your employment at any time with or without cause or notice, and SVB Financial Group reserves for itself an equal right.  It is also important to note that SVB Financial Group reserves the right to change our benefits at any time, with or without notice.

To confirm your acceptance of our offer, please sign one copy of this letter and return it to me.  This offer supersedes any and all other written or verbal offers and is valid until April 30 unless earlier withdrawn.

Mike, we are very enthusiastic about your promotion within the SVB Financial Group team.  We are sure you will continue to find SVB Financial Group a stimulating and team-oriented company.  The work environment is one of challenge, opportunity, and reward for success.  If you have any questions, please do not hesitate to call me at (408) 654-7702.

Sincerely,

/s/ LYNDA WARD PIERCE
Lynda Ward Pierce
Head of Human Resources

Accepted: ____/s/ MICHAEL DESCHENEAUX_______Date: __4/30/07______________

Actual Start Date: ____4/30/07_____________________